SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the  Registrant  X
Filed by a Party other than the  Registrant
Check the appropriate box:

  Preliminary Proxy Statement
  Confidential,  for the use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
X Definitive Proxy Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              AMERICAN DRUG COMPANY
                (Name of Registrant as Specified In Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X No fee required
  Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and  0-11.
 (1)  Title of each  class  of  securities  to which  transaction  applies:
 (2) Aggregate number of securities to which transaction applies:
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 (4) Proposed maximum aggregate value of transaction:
 (5) Total fee paid:

     Fee paid previously with preliminary materials.
     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

     (2)   Form, Schedule or Registration Statement No.:

     (3)   Filing Party:

     (4)     Date Filed:

                              AMERICAN DRUG COMPANY
                               9 West 57th Street
                               New York, NY 10019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held August 10, 1999

To The Stockholders:

         The Annual Meeting of Stockholders of American Drug Company (the "Company") will be held at the offices of the Company, 903 Murray Road, East Hanover, New Jersey on August 10, 1999, at 10:30 a.m., Local Time, for the following purposes:

         1. To elect seven Directors to serve until the next Annual Meeting and until their respective successors are elected and qualify.

         2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation, as amended, to change the name of the Company to Five Star Products, Inc.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record as of the close of business on July 9, 1999 are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 903 Murray Road, East Hanover, NJ 07936.

                       By Order of the Board of Directors

                                                           Lydia M. DeSantis
                                                                   Secretary
East Hanover, NJ
July 15, 1999

         If you do not expect to be present at the meeting, please fill in, date and sign the enclosed Proxy and return it promptly in the enclosed return envelope.

                              AMERICAN DRUG COMPANY
                               9 West 57th Street,
                               New York, NY 10019

                                                               July 15, 1999
                                                               East Hanover, NJ


                                 PROXY STATEMENT

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of American Drug Company, a Delaware corporation the "Company"), for use only at the Annual Meeting of Stockholders to be held at the offices of the Company, 903 Murray Road, East Hanover, New Jersey on the 10th day of August, 1999 at 10:30 a.m., Local Time, and at any adjournments thereof. The approximate date on which this Proxy statement and the accompanying Proxy were first given or sent to security holders was July 15, 1999.

         Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman of, or the Inspectors of Election, in person, at the Annual Meeting, or by the execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

         The Proxies in the accompanying form will be voted in accordance with the specifications made and where no specifications are given, such Proxies will be voted FOR the seven nominees for election as directors named herein and FOR the approval of the amendment to the Company's Certificate of Incorporation, as amended, to change the name of the Company to Five Star Products, Inc. (the "Name Change"). In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware that any other matters are to be presented for action at the meeting. Although it is intended that the Proxies will be voted for the nominees named herein, the holders of the Proxies reserve discretion to cast votes for individuals other than such nominees in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. The Proxies may not be voted for a greater number of persons than the number of nominees named. The election of directors will be determined by a plurality of the votes of the shares of common stock, par value $.01 per share (the "Common Stock") present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Approval of the Name Change will require the affirmative vote of the majority of outstanding shares of Common Stock. Accordingly, an abstention or a broker "non-vote" (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will have the same effect on the outcome of the vote as a negative vote with respect to the approval of the Name Change.

                                VOTING SECURITIES

         The Board of Directors has fixed the close of business on July 9, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on July 9, 1999 consisted of 13,020,155 shares of Common Stock, each entitled to one vote. A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the number of votes entitled to be cast.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the number of shares of Common Stock beneficially owned as of July 1, 1999, by each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock

                                                       Beneficial Ownership
                                                Number of            Percentage
Name and Address of Beneficial Owner          Common Shares         of Class(1)

GP Strategies Corporation                       4,830,104(2)             37%
9 West 57th Street
New York, NY 10019

Jerome I. Feldman                               5,424,740(3)             41%
GP Strategies Corporation
9 West 57th Street
New York, NY 10019
----------------

(1) The percentage of class calculation for Common Stock assumes for each beneficial owner that (i) all options are exercised in full only by the named beneficial owner and (ii) no other options are exercised.

(2) GP Strategies has entered into a Voting Agreement which limits its ability, to a certain degree, to control the affairs of the Company. See "Certain Transactions - Transactions with GP Strategies."



(3) Includes (i) 4,830,104 shares of Common Stock beneficially owned by GP Strategies, (ii) 93,463 shares of Common Stock held by Mr. Feldman
         (iii), 1,173 shares of Common Stock which are held by certain members of Mr. Feldman's family and (iv) 500,000 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Feldman. Mr. Feldman disclaims beneficial ownership of the shares owned by GP Strategies and his family.

          SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

         The following table sets forth, as of July 1, 1999, beneficial ownership of shares of Common Stock of the Company by each director, each of the named executive officers and all directors and executive officers as a group.

                                     Total Number of Shares
                                     of Common Stock                 Percent of
                                     Beneficially Owned               Class(1)

Jerome I. Feldman                       5,424,740(2)                      41%

Richard T. Grad                           224,883(3)                     1.7%

Charles Dawson                            207,308(3)                     1.6%

Bruce Sherman                             207,308(3)                     1.6%

Steven Schilit                            207,308(3)                     1.6%

Scott N. Greenberg                        129,150(3)                        *

Michael Feldman                            26,411(3)                        *

All directors and executive
officers as a group (9 persons)         1,891,265(3)                    14.0%
--------------
* The number of shares owned is less than one percent of the outstanding shares of Common Stock.

(1) The percentage of class calculation assumes for each beneficial owner and directors and executive officers as a group that (i) all options are exercised in full only by the named beneficial owner or members of the group and (ii) no other options are exercised by any other stockholder.

(2) See footnote 2 to Principal Stockholders table.




(3) Includes (i) 194,883, 4,150 and 1,441 shares of Common Stock held by Messrs. Grad, Greenberg and Michael Feldman, respectively, 192,308 shares of Common Stock held by each of Messrs. Dawson, Sherman, and Schilit and 1,140,092 shares for all executives and officers as a group, (ii) 30,000, 125,000 and 25,000 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Messrs. Grad, Greenberg and Michael Feldman, respectively, 15,000 shares of Common Stock issuable upon exercise of currently exercisable stock options held by each of Messrs. Dawson, Sherman , Schilit and (iii) 750,000 shares for all directors and executives officers as a group.



                              ELECTION OF DIRECTORS

         Seven directors will be elected at the meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify. Martin M. Pollak, the former President of the Company will not be standing for re-election The By-Laws of the Company permit the Board of Directors to fix the number of directors at no less than three nor more than fifteen persons, and the Board of Directors has fixed the number of directors at seven persons. The Proxies solicited by this proxy statement may not be voted for a greater number of persons than the number of nominees named. It is intended that these Proxies will be voted for the following nominees, but the holders of these Proxies reserve discretion to cast votes for individuals other than the nominees for director named below in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. Set forth below are the names of the nominees, the principal occupation of each, the year in which first elected a director of the Company and certain other information concerning each of the nominees.

         Jerome I. Feldman has been Chairman of the Board of the Company since 1994. In 1959 he founded GP Strategies Corporation ("GPS"), a global provider of performance improvement services and products, and since June 3, 1999 has been its Chairman of the Board, President and Chief Executive Officer and a Director. Prior thereto he was President and Chief Executive Officer and a Director. He has been a director of GSE Systems, Inc., ("GSE"), a company engaged in the business of real time simulation and process automation in the power and process industries since 1994 and Chairman of the Board of GSE since 1997. Mr. Feldman is also a Chairman of the New England Colleges Fund and a Trustee of Northern Westchester Hospital. Age 70

         Richard T. Grad has been President and Chief Executive Officer and a director of the Company since September 1998 and President of Five Star Group, Inc. ("Five Star"), a distributor of home decorating, hardware and finishing products, since 1985. Age 61

         Charles Dawson has been Vice President and a director of the Company since September 1998, Vice President of Merchandising of Five Star since 1993 and Merchandising Manager from 1992. Age 43

         Bruce Sherman has been Vice President and a director of the Company since September 1998 and Vice President of Sales of Five Star since 1993. He is a member of the New York and New Jersey Paint and Decorating Association. Age 46

         Steven Schilit has been Vice President and a director of the Company since September 1998, Executive Vice President of Five Star since 1993 and since 1981 has held several executive positions with Five Star. He has been a director of United Paint Sundry Distributors, a buying group, since 1996. Age 52

         Scott N. Greenberg has been a director of the Company since September 1998, a director of GPS since 1987 and Executive Vice President and Chief
Financial Officer since June 1998 and since 1985 has held several executive positions. He has been a director of GSE since April 1999. Age 42

         Michael D. Feldman is being nominated as a director of the Company for the first time. He has served as Executive Vice President and a director of Avenue Entertainment Group, Inc., an independent entertainment company, since 1997, Vice President of GPS since June 1999 and Director of International Business Development of GPS since 1995. Age 31

         The Company does not currently pay compensation to directors for service in that capacity.

Board of Directors

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings. The Board held three meetings in 1998 through unanimous written consent.

Executive Committee

         The Executive Committee, consisting of Jerome I. Feldman, Richard T. Grad and Charles Dawson, meets on call and has authority to act on most matters during the intervals between Board meetings. The committee held two meeting in 1998 through unanimous written consent.

                             EXECUTIVE COMPENSATION

         The following table and notes present the compensation paid by the Company and subsidiaries to its President and Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                           Long-Term
                                                         Compensation
                                                            Awards
                                    Annual Compensation     Stock    All Other
                                    Salary        Bonus    Options Compensation
Name and Principal Position   Year    ($)          ($)       (#)       ($)
---------------------------    ----  ------        -----    ------- ------------

Richard T. Grad                1998  47,594(1)      -0-        -       1,943(2)
President, Chief Executive
Officer
------------------

     (1) Mr. Grad became the Chief Executive Officer of the Company effective September 30, 1998 and the above compensation relates to the period September 30, 1998 through December 31, 1998.

     (2) Includes $911 as a matching contribution made by the Company to the 401(k) Savings Plan and $1,032 for Group Term Life Insurance paid by the Company for the period September 30, 1998 though December 31, 1998.

                              OPTION GRANTS IN 1998

         No options were granted in 1998 to the named executive officer pursuant to the 1994 Stock Option Plan of the Company.

Board Report on Executive Compensation

         During the year ended December 31, 1998, the Company did not have a Compensation Committee. Accordingly, the full Board of Directors is responsible for determining and implementing the compensation policies of the Company.

         The Board's executive compensation policies are designed to offer competitive compensation opportunities for all executives which are based on personal performance, individual initiative and achievement, as well as assisting the Company in attracting and retaining qualified executives. The
Board also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.




         Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus and long-term compensation in the form of stock options and the 401(k) Savings Plan. The compensation for the other executive officers of the Company is determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Company's executive compensation philosophy. Subjective considerations of individual performance are considered in establishing annual bonuses and other incentive compensation.





         The Company has certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 1998, the Company also made matching contributions to the 401(k) Savings Plan for those participants.

Mr. Grad's Compensation

         In reviewing Mr. Grad's performance in 1998 and determining appropriate
compensation,   the  Board  took  the  following  major   accomplishments   into
consideration:

         oThe purchase by the Company and the sale by Five Star to the Company of substantially all operating assets of Five Star.

         oThe transformation of the Company into a leading distributor in the United States of home decorating, hardware and finishing products.

         oThe entering into a $25,000,000 credit facility by Five Star with a group of banks.

         Mr. Grad was the driving force behind the Company's transformation into a leading distributor in the United States of home decorating, hardware and finishing products through the purchase by the Company and the sale by Five Star of substantially all of the operating assets of Five Star. Mr. Grad, together with his senior management team have taken several steps to reduce the Company's traditional operations from both a business and cost perspective. The Board considered Mr. Grad's integral role in the above-described transactions as well as his significant contribution to the Company's financial progress.

Certain Transactions

Transactions with GP Strategies

         On September 30, 1998, a newly formed wholly owned subsidiary of the Company, Five Star purchased from JL Distributors, Inc. ("JL"), a wholly owned subsidiary of GPS, substantially all of the operating assets of JL. The assets were purchased for approximately $16,476,000 in cash and a $5,000,000 unsecured senior note. The unsecured senior note payable to GPS bears interest at the rate of 8% payable quarterly, with the principal due on September 30, 2003.

         As of January 1, 1994, the Company and GPS entered into a three-year Management Services Agreement pursuant to which certain direct and indirect services will be provided to the Company by GPS. The services to be provided by GPS include legal, tax, accounting, insurance and employee benefit administration services. The Company pays GPS a fee of $10,000 per month during the term of the Agreement. The Agreement is automatically renewable for successive one-year terms. The Agreement was renewed for 1998 and 1999.

         Five Star leases 250,000 square feet in New Jersey and 110,000 square feet in Connecticut. Five Star's operating lease for the New Jersey facility expires in March 2007 and the annual rent is approximately $886,000 and the lease for the Connecticut facility expires in February 2001 and the annual rent is approximately $380,000. The Company's New York office space is provided by GPS pursuant to the Management Services Agreement. GPS has guaranteed the leases for the New Jersey and Connecticut facilities.

         GPS holds approximately 4,830,104 shares of Common Stock, representing approximately 37% of the Common Stock issued and outstanding on July 1, 1999 (without taking into account outstanding options and warrants). The Company's by-laws do not provide for cumulative voting. GPS has entered into a Voting Agreement pursuant to which it has agreed that, for a period of three years from August 31, 1998 it will vote its shares of Common Stock (i) such that not more than 50% of the Company's directors will be officers or directors of GPS; and
(ii) on all matters presented to a vote of stockholders, other than the election of directors, in the same manner and in the same proportion as the remaining stockholders of the Company vote. See "Principal Stockholders."


       PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AS AMENDED

         On  July  1,  1999,  the  Board  of  Directors  approved,   subject  to
stockholder approval submitted hereby, a proposal to amend Article First of the Certificate of Incorporation, as amended, to effect the Name Change.

         The Board of Directors believes that the Name Change is necessary to align the Company's corporate identity more with its wholly-owned operating subsidiary Five Star Group, Inc. The name change is consistent with the transformation of the Company into a distributor of home decorating, hardware and finishing products.

                                  VOTE REQUIRED

         In order to effect the Name Change, the Certificate of Incorporation must be amended, which requires, under Delaware law, the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

         The Board of Directors recommends that you vote for the proposal to amend the Certificate of Incorporation, as amended, to effect the Name Change.

                              STOCKHOLDER PROPOSALS

         Stockholders may present proposals for inclusion in the Company's 2000 proxy statement provided they are received by the Company no later than January 13, 2000, and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                     GENERAL

         Since the Company did not have a class of equity securities registered pursuant to Section 12 of the Exchange Act of 1934 until April 30, 1999, disclosure as to compliance with Section 16(a) of the Exchange Act and a performance graph are not required.

         So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                              COST OF SOLICITATION

         The cost of solicitation of proxies will be borne by the Company. It is expected that the solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone or telegraph and in person, and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals at the expense of the Company.

                                                   Lydia M. DeSantis
                                                            Secretary

                              AMERICAN DRUG COMPANY


COMMON STOCK               Annual Meeting of Stockholders              PROXY


                           To Be Held August 10, 1999


           This proxy is solicited on behalf of the Board of Directors


Revoking any such prior appointment, the undersigned, a stockholder of AMERICAN DRUG COMPANY hereby appoints Jerome I. Feldman and Richard T. Grad, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 903 Murray Road, East Hanover, New Jersey on August 10, 1999 at 10:30 a.m. Local Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted for proposal (1), (2) and (3).

1. Election of Directors: Jerome I. Feldman, Richard T. Grad, Charles Dawson, Scott N. Greenberg, Steven Schilit, Bruce Sherman and Michael Feldman.

         For                        Withhold                     For All Except

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

------------------------------------------------------------------

2. Upon the proposal to amend the Company's Certificate of Incorporation, as amended, to change the name of the Company to Five Star Products, Inc.

         For                       Against                             Abstain

3. Upon any other matters which may properly come before the meeting or any adjournments thereof.

         Please sign exactly as name appear below.

                                                     Dated              , 1999
                                                     Signature
                                                     Signature if held jointly
                                                     Please mark, sign, date and
                                                     return   the   proxy   card
                                                     promptly using the enclosed
                                                     envelope.  When  shares are
                                                     held by joint  tenants both
                                                     should  sign.  When signing
                                                     as  attorney,  as executor,
                                                     administrator,  trustee  or
                                                     guardian,  please give full
                                                     title   as   such.   If   a
                                                     corporation, please sign in
                                                     full   corporate   name  by
                                                     President      or     other
                                                     authorized  officer.  If  a
                                                     partnership   please   sign
                                                     name by authorized person.